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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 6, 2002

                                    37Point9
             (Exact Name of Registrant as Specified in its Charter)

         Nevada                      000-29989               86-0889096
(State or other jurisdiction       (Commission             (IRS Employer
     of Incorporation)              File Number)         Identification No.)

        444 West C Street Suite 330, San Diego, CA              92101
        (Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code:       (619) 222-2568

          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On March 6, 2002, the Company filed with United States District Court for the Southern District of California a civil action Complaint For Money Damages, Case No. 02 CV 431 H naming Charles Kallmann, Wiebeke Kallmann, Wiebeke Kallmann Trust and Magna IV, Ltd. as Defendants.

The complaint alleges that Charles Kallmann, et al perpetrated the following acts against the company:

         1.       Fraud in the Inducement of the Purchase and Sale Agreement
                  between Cerno Holdings Limited and the Company;
         2.       Fraud in the Inducement of Consulting Agreements between
                  Kallmann and the Company;
         3. Perpetuated a civil conspiracy to perform an illegal public distribution of stock, to manipulate the price of the company's stock by issuing a false and misleading press release and to receive "kickbacks" from the sale of stock held in the name of others.

Damages are requested in the actual amount for the stock issued to Kallmann as well as punitive and compensatory damages in an amount according to proof.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    37Point9

Date:  March 7, 2002            By: /s/ Douglas P. Brown
                                    -----------------------------------------
                                    Name: Douglas P. Brown
                                    Title: President